Exhibit 10.18

LEASE EXTENSION AND

MODIFICATION AGREEMENT

THIS LEASE EXTENSION AND MODIFICATION AGREEMENT ("Modification") is made and entered into this 21st day of August, 2015, by and between Beckman/Lomas, LLC ("Landlord"), a California limited liability company and Evoke Pharma, Inc., a Delaware Corporation ("Tenant") with reference to the following facts:

1.On or about November 15, 2013, Landlord and Tenant entered into that certain Standard Office Lease, dated (the “Lease”);

2.The Lease is for approximately 2,741 Rentable Square Feet known as Suite 270, 505 Lomas Santa Fe, Solana Beach, California 92075 (the “Premises”);

3.Tenant is currently in possession of the Premises and desires to continue its occupancy therein;

4.Landlord desires to continue Tenant's occupancy within the Premises;

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree to a modification of the Lease as follows:

1.Extension of Lease. Provided all the conditions herein are satisfied, the Lease is hereby extended from December 31, 2015 to December 31, 2016 (the "Extension Term") with respect to the Premises; during the Extension Term, the Base Year as set forth in Section 1.7 of the Lease shall be 2016.

2.Tenant Improvement.   Provided Tenant is not in default at any time hereunder, Landlord shall, at Landlord’s sole cost and expense, have the carpet and the windows in the Premises professionally cleaned within the first 30 days of the Extension Term.

3.Rent.  The Minimum Monthly Rent (exclusive of any other charges under the Lease) for the Extension Term shall be paid as follows: $9,456.45 per month.

4. Brokers. Tenant warrants that it has had no dealing with any broker or agent except for T.D. Rolf of RE:Align in connection with the negotiation or execution of this Lease and Tenant agrees to indemnify and hold Landlord harmless from and against any other claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the leasing transaction.

5.Full Force and Effect.  As used herein, all the defined terms shall be as defined as in the Lease and in the event of any conflict between the terms herein and the Lease, the terms set forth herein shall control. Except as contained herein, all other terms and conditions of the Lease are hereby ratified and affirmed, and remain in full force and effect, unmodified and unchanged.

Exhibit 10.18

The parties hereto signify their acceptance of this amendment by signing where applicable below.

Evoke Pharma, Inc.Beckman/Lomas, LLC

By:  /s/Matthew J. D’OnofrioBy:  /s/William R. Beckman

Title: EVP, Chief Business OfficerTitle:  Managing Member